AMENDMENT NO. 13

TO THE AMENDED AND RESTATED

AGREEMENT AND DECLARATION OF TRUST OF

AIM INTERNATIONAL MUTUAL FUNDS

(INVESCO INTERNATIONAL MUTUAL FUNDS)

This Amendment No. 13 (the “Amendment”) to the Amended and Restated Agreement and Declaration of Trust of AIM International Mutual Funds (Invesco International Mutual Funds) (the “Trust”) amends, effective January 29, 2016, the Amended and Restated Agreement and Declaration of Trust of the Trust dated as of September 14, 2005, as amended (the “Agreement”).

Under Section 9.7 of the Agreement, this Amendment may be executed by a duly authorized officer of the Trust.

WHEREAS, the Trustees of the Trust approved this amendment and a vote of the Shareholders is not required for this amendment;

NOW, THEREFORE, the Agreement is hereby amended as follows:

1. Section 7.3 is amended to read as follows:

Section 7.3 Redemptions at the Option of the Trust. At the option of the Board of Trustees, the Trust may, from time to time, without the vote of the Shareholders, but subject to the 1940 Act, redeem shares of any Shareholder or authorize the closing of any Shareholder account, subject to such conditions as may be established from time to time by the Board of Trustees and disclosed to Shareholders.

2. All capitalized terms are used herein as defined in the Agreement unless otherwise defined herein. All references in the Agreement to “this Agreement” shall mean the Agreement as amended by this Amendment.

3. Except as specifically amended by this Amendment, the Agreement is hereby confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Trust, has executed this Amendment as of January 29, 2016.

By:	/s/ John M. Zerr
Name:	John M. Zerr
Title:	Senior Vice President

EXHIBIT 1

“SCHEDULE A

AIM INTERNATIONAL MUTUAL FUNDS (INVESCO INTERNATIONAL MUTUAL FUNDS)

PORTFOLIOS AND CLASSES THEREOF

PORTFOLIO	CLASSES OF EACH PORTFOLIO

Invesco Asia Pacific Growth Fund	Class A Shares Class B Shares Class C Shares Class Y Shares Institutional Class Shares

Invesco European Growth Fund	Class A Shares Class B Shares Class C Shares Class R Shares Class Y Shares Institutional Class Shares Investor Class Shares

Invesco Global Growth Fund	Class A Shares Class B Shares Class C Shares Class Y Shares Institutional Class Shares

Invesco Global Opportunities Fund	Class A Shares Class C Shares Class R Shares Class Y Shares Institutional Class Shares

Invesco Global Small & Mid Cap Growth Fund	Class A Shares Class B Shares Class C Shares Class Y Shares Institutional Class Shares

Invesco Select Opportunities Fund	Class A Shares Class C Shares Class R Shares Class Y Shares Institutional Class Shares

Invesco International Companies Fund	Class A Shares Class C Shares Class R Shares Class Y Shares Class R5 Shares Class R6 Shares

PORTFOLIO	CLASSES OF EACH PORTFOLIO

Invesco International Core Equity Fund	Class A Shares Class B Shares Class C Shares Class R Shares Class Y Shares Institutional Class Shares Investor Class Shares

Invesco International Growth Fund	Class A Shares Class B Shares Class C Shares Class R Shares Class Y Shares Institutional Class Shares”